Exhibit 6(iii)

[GRAPHIC APPEARS HERE]

I, Glenn C. Kenton Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Amendment of the “National Consumers Life Insurance Company”, as received and filed in this office the first day of October, A.D. 1979, at 3:15 o’clock P.M.

In Testimony Whereof, I have hereunto set my hand and official seal at dover this twelfth day of October in the year of our Lord one thousand nine hundred and seventy-nine.

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * * *

National Consumers Life Insurance Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of National Consumers Life Insurance Company be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the Corporation is “SECURITY FIRST LIFE INSURANCE COMPANY.”

SECOND: That in lieu of meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said National Consumers Life Insurance Company has caused this certificate to be signed by Glen A. Holden, its president, and attested by Russell B. Pace, Jr., its Secretary, this 27th day of September, 1979.

NATIONAL CONSUMERS LIFE INSURANCE COMPANY

BY:	/s/ Glen A. Holden
President

ATTEST:

[SIGNATURE APPEARS HERE]